Exhibit 4.6

Sir Christopher Bland
Chairman
BT Group plc
81 Newgate Street
LONDON EC1A 7AJ

3 April 2006

Dear Christopher,

Amendment to Director’s Service Contract

As we have discussed, it has been agreed to make some changes to the pension provisions in your Director’s Service Contract dated 29 August 2003.

Paragraphs 5.6 and 5.7 will be replaced as from 1 April 2006 in their entirety with the following:

“BT will pay the sum of £13,749 to the Director’s personal pension plan on a date between 3 and 5 April 2006.”

To acknowledge your acceptance of this variation of your Director’s Service Contract, will you please return the enclosed duplicate of this letter with the form of acceptance duly signed.

Yours sincerely

/s/ Larry Stone

L W STONE

Accepted and Agreed

/s/ Christopher Bland
Signature
Sir Christopher Bland

Dated	3.4.06

Larry Stone Company Secretary BT Group BT Centre 81 Newgate Street London EC1A 7AJ United Kingdom	tel fax mob e-mail	+44 (0)20 7356 5237 +44 (0)20 7356 6135 +44 (0)7740 136290 larry.stone@bt.com	BT Group plc Registered Office: 81 Newgate Street, London EC1A 7AJ Registered in England and Wales no. 4190816 www.bt.com